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                                                                  Exhibit 10(cc)
                                   AGREEMENT
                                   ---------

     THIS AGREEMENT by and between CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (hereinafter, the "Company"), and Terry L. Caudill (hereinafter, "Caudill") is entered into this 16th day of December, 1994.

     WHEREAS, Caudill desires to tender his resignation as Vice President & Chief Accounting Officer, and from all other positions with the Company or its subsidiaries, in anticipation of his termination of employment with the Company; and

     WHEREAS, Caudill and the Company desire to enter into an agreement providing for Caudill's continuation of employment by the Company for a period of at least two years in order to provide consultation to the Company concerning such matters as the Chairman of the Board or his designee may determine.

     NOW, THEREFORE, for and in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. Caudill agrees to continue his employment with the Company until October 5, 1996 or until Caudill's earlier termination of employment as provided in this Section 1 (such period of employment being hereinafter referred to as the "Term") to provide consultation to the Company with respect to such matters as the Chairman of the Board may determine. Notwithstanding any provision to the contrary, Caudill shall be entitled to terminate this Agreement on or after March 31, 1995 by giving at least ten (10) days prior written notice to the Company. Such notice shall be sent by certified or registered mail, return receipt requested, and shall be addressed to Circus Circus Enterprises, Inc.,
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Attention:  Mike Sloan, General Counsel, 2880 Las Vegas Boulevard South, Las
Vegas, Nevada 89109. The Company agrees Caudill shall receive his regular salary and accrued bonus through October 5, 1994, payable at such time as bonuses are generally paid for the third quarter of 1994.

     2. In consideration for his services pursuant to this Agreement, Caudill shall be compensated during the Term at the rate of One Hundred and Fifty Thousand Dollars ($150,000), in two payments of $75,000 each, less such amounts as the Company shall deduct for applicable federal and state withholding, income, payroll and other taxes. The first such payment shall be made concurrent with the execution hereof and the remaining payment shall be made on February 1, 1995.

     3. During the Term, Caudill shall be entitled to receive Company paid or provided health and medical benefits and insurance benefits at his levels of coverage immediately prior to his resignation as Vice President of the Company, it being the intention of the parties that the Company shall not be required to provide benefits not currently available under the Company's existing programs or insurance policies. The Company and Caudill agree that upon the expiration of the Term, Caudill is entitled to receive certain benefits pursuant to the federal law commonly known as COBRA, and Caudill acknowledges that it shall be his sole obligation to pay for such benefits following the expiration of the Term (the "Termination Date"). Caudill acknowledges that his failure to make such payments in a timely fashion may result in suspension or termination of such benefits.

     4. Upon the expiration of the Term, it is the intention of the parties that Caudill

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shall be entitled (i) to exercise such rights under any stock options or stock purchase warrants held by him on the Termination Date in accordance with and subject to the terms, conditions and limitations applicable to such options or warrants in general, as determined by the Committee which administers the plan(s) pursuant to which such options and warrants were granted, including any right of reset as to price which may be provided to any other holders of such options or warrants, (ii) to receive any benefits to which he may be entitled pursuant to the Circus Circus Employees' Profit Sharing, Investment and Employee Stock Ownership Plan (the "Plan") in accordance with the terms and conditions of the Plan, and (iii) to receive the benefits of any indemnification provisions under the Company's By-Laws or otherwise provided by law applicable to his service as an officer, director or employee of the Company or any subsidiary of the Company through the Termination Date, it being the intention of the parties that Caudill's rights under such options and warrants, the Plan and such indemnification provisions shall be affected by his termination of employment in accordance with their respective terms but shall not otherwise be increased or decreased as a result of the execution of this Agreement.

     5. Caudill represents and warrants to the Company that other than as required in order to perform his duties pursuant to this Agreement, he is not in possession of any documents containing the Company's internal financial information, wage and salary information, customer information, managerial reports, or other information which is not available to the general public from the Company's filings with the Securities and

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Exchange Commission.    6.  In further consideration of the agreements and
undertakings of the Company pursuant hereto:

             (a) Caudill agrees that, until February 1, 1995 or the Termination Date, whichever is later, he will not, without the prior written consent of the Company (which may be granted or withheld in the sole discretion of the Company), directly or indirectly, as principal or as agent, officer, director, employee, or otherwise, alone or in association with any other person or entity, carry on, be engaged in, render services to, or own, share in the earnings of, or invest in any person or entity engaged in gaming within the State of Nevada provided, however, that this subsection 6(a) shall not prohibit him from owning publicly traded securities acquired for investment purposes, so long as the securities of any class owned by him do not represent in excess of 5% of all the securities of such class then issued and outstanding or from owning an interest in one or more restricted gaming locations.

             (b) Other than as required in order to perform his duties pursuant to this Agreement, Caudill shall not at any time during the Term or at any time after the Termination Date disclose, communicate or divulge to any person, or use for the direct or indirect benefit of himself or any other person or entity, any secret or confidential information of the Company made known to, or learned or acquired by, him while an employee of the Company which is a trade secret or proprietary to the Company (such as supplier lists, proprietary computer programs, employee information and relations, Project plans and financial information), unless and until (i) such information shall have first

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

become public knowledge otherwise than by his violation of his duty of confidentiality to the Company, or (ii) he is compelled to disclose such information by order of a court of competent jurisdiction or by a state or governmental body or agency having proper jurisdiction over such matters. Caudill further agrees that he shall promptly notify the Chairman of the Board of the Company in writing of any proceeding by any court or governmental body or agency pursuant to which he may be required to disclose or otherwise divulge any information otherwise prohibited by this subsection 6(b) promptly upon his learning of such proceeding.

             (c) In addition to the restrictions contained in subsections 6(a) and 6(b), Caudill and the Company recognize and agree that it is vital to the Company and its stockholders and other investors and potential investors that only current and accurate information concerning the Company and its operations be made available to the investing public. Caudill acknowledges that he will cease, as of the date hereof, to have access to the Company's detailed day-to-day operational and financial information, and agrees that unless compelled by a court of competent jurisdiction or a governmental body or agency having proper jurisdiction over such matters, for a period of one (1) year from the date hereof, he shall not, other than as required in order to perform his duties pursuant to this Agreement, without the prior written consent of the Company, discuss, disclose or otherwise divulge any information, opinions or assessments he has, has had, or may have with respect to the Company which would reasonably be deemed to be adverse, including without limitation, any such information or assessment relating to the Company's

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operations, management, succession plans, current or planned capital projects, or employees, whether or not such information or assessment is otherwise in the public domain or constitutes confidential information.

     7. (a) In consideration of the agreements and undertakings of the Company pursuant hereto, Caudill hereby releases and forever discharges the Company, its subsidiaries, and each of their respective stockholders, agents, directors, officers, employees and each such party's successors, heirs and assigns, from any and all claims, demands, actions or causes of action of any and every kind whatsoever, in law or in equity, known or unknown, whether existing or claimed to exist, which he has, has had, or may hereafter have, and which arise out of his employment or tenure with the Company or any subsidiary of the Company in any capacity whatsoever (including but not limited to any and all claims arising out of alleged violations of any express or implied contracts, any covenant of good faith and fair dealing, any tort, or any federal, state, or municipal statute, regulation, or ordinance, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and the Nevada Fair Employment Practices Act), other than any such claim or cause of action based on the Company's breach of this Agreement. Caudill further covenants not to file suit on account of any cause or claim waived or released by him pursuant to this
Section 7.

             (b) In consideration of Caudill's execution of this Agreement and the promises of Caudill contained herein, the Company hereby releases and forever discharges Caudill and his heirs and assigns from any and all claims, demands, actions or causes of

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action of any and every kind whatsoever, in law or in equity, known or unknown, whether existing or claimed to exist, which the Company has, has had or may hereafter have, and which arise out of Caudill's employment or tenure with the Company or any subsidiary of the Company in any capacity whatsoever, except any such claim or cause of action (i) arising out of any criminal or fraudulent act or willful misconduct on the part of Caudill, or (ii) based on Caudill's breach of any provision of this Agreement. The Company further covenants not to file suit on account of any cause or claim waived or released by the Company pursuant to this Section 7.

     8. Caudill declares and represents that no promise, inducement, or agreement not herein expressed has been made to him, that this Agreement contains the entire agreement between the parties hereto; that the terms of this Agreement are contractual and not a mere recital; and, that Caudill is not only of legal age, but legally competent to execute this Agreement and accepts full responsibility therefor. For a period of sixty (60) days from the Termination Date, Caudill agrees to promptly execute any and all documents which the Company may request in connection herewith and in furtherance of this Agreement.

     9. This Agreement is being executed by the parties in, and shall be construed in accordance with the laws of, the State of Nevada.

     10. The Company and Caudill have read the foregoing Agreement, have had the opportunity to consider its terms and the opportunity to consult with their respective counsel, understand all of its terms, and do hereby execute it
voluntarily and with full knowledge of its significance.   This Agreement shall
be binding on the parties hereto and

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their respective successors, heirs and assigns.



ATTEST:                                  CIRCUS CIRCUS ENTERPRISES, INC.
                                         a Nevada Corporation

_________________________                By:MIKE H. SLOAN
                                            -----------------------------
SECRETARY                                 MIKE H. SLOAN
                                           VICE PRESIDENT & GENERAL COUNSEL

WITNESS:


_________________________                   TERRY L. CAUDILL
                                            -----------------------------
                                          TERRY L. CAUDILL

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